                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-3 of Metromedia Fiber Network, Inc., of our reports dated June 15, 1999 relating to the financial statements of the Palo Alto Internet Exchange (a business of Compaq Computer Corporation), which appear in the Registration Statement on Form S-4 (Registration No. 333-84541) of Metromedia Fiber Network, Inc. filed with the Securities and Exchange Commission on August 4, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
September 7, 1999